                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Soliciting Material Pursuant to
[ ]  Confidential, For Use of the              Section 240.14a-11(c) or
     Commission Only (as permitted             Section 240.14a-12
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials




                            BKF CAPITAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

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

                            BKF CAPITAL GROUP, INC.
                             ONE ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 332-8400

                                                                  April 16, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of BKF Capital Group, Inc. (the "Company") at the Grand Hyatt -- New York Hotel, 109 East 42nd Street, New York, New York on Wednesday, May 21, 2003, at 8:30 a.m., local time.

     At the meeting you will be asked to consider and vote on the election of three (3) directors, the ratification of Ernst & Young LLP as the Company's independent auditors and a stockholder proposal relating to the Company's stockholder rights plan.

     The board of directors has unanimously approved the election of the three directors and the ratification of Ernst & Young LLP as the Company's independent auditors and recommends that you vote FOR each of them. The board of directors unanimously recommends that you vote AGAINST the stockholder proposal.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 2002 is also enclosed.

     The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented. The proxy card is revocable and will not affect your right to vote in person if you attend the meeting.

                                          Very truly yours,

                                          /s/ JOHN A. LEVIN
                                          John A. Levin
                                          Chairman,
                                          Chief Executive Officer and President

                            BKF CAPITAL GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2003

To Our Stockholders:

     The annual meeting of stockholders (the "Annual Meeting") of BKF Capital Group, Inc., a Delaware corporation (the "Company"), will be held at the Grand Hyatt -- New York Hotel, 109 East 42nd Street, New York, New York, on Wednesday, May 21, 2003, at 8:30 a.m., local time, for the following purposes:

          1. to elect three (3) directors to hold office as specified in the accompanying Proxy Statement;

          2. to ratify the appointment of Ernst & Young LLP as independent auditors for the Company;

          3. to consider a stockholder proposal relating to the Company's stockholder rights plan; and

          4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on April 9, 2003, the record date, are entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ NORRIS NISSIM
                                          Secretary

New York, NY
April 16, 2003

     YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT

     The board of directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting that will be held on May 21, 2003 and at any adjournment or adjournments of that meeting. The Company began mailing these proxy materials to stockholders on or about April 16, 2003.

     THIS PROXY STATEMENT DESCRIBES EACH OF THE MATTERS ON WHICH THE BOARD OF DIRECTORS IS ASKING STOCKHOLDERS TO VOTE. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS DESCRIBED IN ITEMS 1 AND 2 AND AGAINST THE PROPOSAL DESCRIBED IN ITEM 3.

ITEM 1.  ELECTION OF DIRECTORS

     The board of directors is asking you to elect three (3) directors at the meeting. The board of directors has nominated the following persons to serve as directors for terms expiring at the annual meeting of stockholders in 2006:
David D. Grumhaus, James S. Tisch and Barton M. Biggs. Messrs. Grumhaus and Tisch are currently directors of the Company. Mr. Biggs was nominated to fill the position created by the directors through a resolution passed on April 3, 2003 that increased the number of directors from 8 to 9.

     If any nominee should be unable to serve, the persons named as proxies shall vote for such other person as shall be determined by such persons in accordance with their judgment.

     Information concerning the nominees and the directors who are continuing in office appears below.

                        DIRECTORS NOMINATED FOR ELECTION

                                                        EXPIRATION   EXPIRATION
NAME, AGE, AND PRINCIPAL OCCUPATION  DIRECTOR           OF CURRENT   OF TERM IF
DURING THE LAST FIVE YEARS            SINCE     CLASS      TERM       ELECTED     OTHER BUSINESS AFFILIATION(S)
-----------------------------------  --------   -----   ----------   ----------   ------------------------------
David D. Grumhaus -- age 67            1988        I       2003         2006      Director of Niche Software
  President of the Travel 100 Group                                               Systems, Inc. (computer
  (travel company) and Casey Travel                                               software company)
  Corporation (travel agency) since
  1991
James S. Tisch -- age 50               2000        I       2003         2006      Director of CNA Financial
  President since October 1994 and                                                Corp. (holding company whose
  Chief Executive Officer since                                                   subsidiaries consist of
  January 1999 of Loews Corporation                                               insurance companies) and Vail
  (holding company whose                                                          Resorts, Inc. (resort
  subsidiaries are engaged in the                                                 operator)
  following lines of business:
  insurance; production and sale of
  cigarettes; operation of hotels;
  operation of offshore oil and gas
  drilling rigs; and distribution
  and sale of watches and clocks)
  and Chief Executive Officer of
  Diamond Offshore Drilling, Inc.
  (offshore oil and gas company)
  since March 1998; prior thereto,
  Chief Operating Officer of Loews
  Corporation

                                                        EXPIRATION   EXPIRATION
NAME, AGE, AND PRINCIPAL OCCUPATION  DIRECTOR           OF CURRENT   OF TERM IF
DURING THE LAST FIVE YEARS            SINCE     CLASS      TERM       ELECTED     OTHER BUSINESS AFFILIATION(S)
-----------------------------------  --------   -----   ----------   ----------   ------------------------------
Barton M. Biggs -- age 70                          I                    2006
  Managing Director, Morgan Stanley
  since 1973; Chairman, Morgan
  Stanley Asset Management since
  1975; Chairman, Morgan Stanley
  Institutional Funds (1996-2003)

REQUIRED VOTE

     Stockholders are entitled to one vote per share in the election of directors (called straight voting), with no right of cumulation. The affirmative vote of a plurality of the shares cast at the meeting is required to elect directors, assuming a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE THREE (3) NOMINEES NAMED ABOVE.

                         DIRECTORS CONTINUING IN OFFICE

                                                        EXPIRATION
NAME, AGE, AND PRINCIPAL OCCUPATION  DIRECTOR           OF CURRENT
DURING THE LAST FIVE YEARS            SINCE     CLASS      TERM       OTHER BUSINESS AFFILIATION(S)
-----------------------------------  --------   -----   ----------   --------------------------------
Anson M. Beard, Jr. -- age 67          2000      II        2004
  Retired; former investment banker
J. Barton Goodwin -- age 56            1987     III        2005      Director of Factual Data Corp.
  Managing Director of BCI                                           (information services company)
  Partners, Inc. (private capital
  investment group), general
  Partner of Bridge Associates II
  and Teaneck Associates and member
  of Glenpointe Associates, LLC,
  Glenpoint V, LLC and BCI
  Investors, LLC since 1986
John A. Levin -- age 64                1996     III        2005
  Chairman since February 2000,
  Chief Executive Officer and
  President of the Company and
  Chairman and Chief Executive
  Officer of Levin Management Co.,
  Inc. and John A. Levin & Co.,
  Inc. since June 1996; prior
  thereto, President and Securities
  Analyst/Portfolio Manager of the
  predecessor to John A. Levin &
  Co., Inc.
Burton G. Malkiel -- age 70            1982     III        2005      Director of Prudential
  Professor of Economics, Princeton                                  Financial, Inc. and Vanguard
  University since 1964                                              group of investment funds (106
                                                                     funds)

                                                        EXPIRATION
NAME, AGE, AND PRINCIPAL OCCUPATION  DIRECTOR           OF CURRENT
DURING THE LAST FIVE YEARS            SINCE     CLASS      TERM       OTHER BUSINESS AFFILIATION(S)
-----------------------------------  --------   -----   ----------   --------------------------------
Peter J. Solomon -- age 64             2000      II        2004      Director of Monro Muffler Inc.
  Chairman of Peter J. Solomon,                                      (automotive repair services),
  L.P. and Peter J. Solomon                                          Office Depot, Inc. (supplier of
  Securities Co., Ltd. (investment                                   office products) and
  banking) since 1989                                                Phillips-Van Heusen Corporation
                                                                     (apparel and Footwear
                                                                     (marketer/manufacturer)
Dean J. Takahashi -- age 45            1997      II        2004
  Senior Director of Investments,
  Yale University, since 1996

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     During 2002, the board of directors conducted five meetings, including scheduled and special meetings. Each board member attended at least 75% of the meetings of the board of directors and committees on which he served during 2002.

     The Company has standing audit, compensation and nominating committees, whose current functions and members are described below. It is anticipated that at its first meeting following the Annual Meeting, the board of directors will designate the directors who currently serve on these committees to serve on each of these committees until the next annual meeting of stockholders.

  AUDIT COMMITTEE

     The audit committee is composed of David D. Grumhaus, J. Barton Goodwin and Burton G. Malkiel. This committee reviews the Company's financial statements, makes recommendations regarding the selection of independent auditors and meets with representatives of the Company's independent auditors to determine the scope, and review the results, of each audit. The audit committee had six meetings during 2002. Each of the members of the audit committee is independent as defined by The New York Stock Exchange's listing standards.

  COMPENSATION COMMITTEE

     The compensation committee is composed of Anson M. Beard, Jr., David D. Grumhaus and Burton G. Malkiel. The compensation committee makes recommendations regarding compensation policies. The compensation committee also administers the Company's 1998 Incentive Compensation Plan. The compensation committee had two meetings during 2002.

  NOMINATING COMMITTEE

     The nominating committee is composed of J. Barton Goodwin, Peter J. Solomon and James S. Tisch. The nominating committee makes recommendations to the board of directors regarding the selection of candidates to be nominated for election to the board of directors. The nominating committee does not consider nominees recommended by stockholders. The nominating committee had one meeting during 2002.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's audit committee has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2003. Ernst & Young LLP has served the Company in this capacity since 1987 and has no direct or indirect financial interest in the Company except as independent auditors. The Company is asking stockholders to ratify the selection of Ernst & Young LLP as independent auditors of the Company. A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to questions raised at the Annual Meeting. The representative from Ernst & Young LLP also will have the opportunity to make a statement if he or she desires to do so.

AUDIT FEES

     Ernst & Young LLP received $203,500 in fees for professional services in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, reviews of the financial statements included in quarterly reports on Form 10-Q filed by the Company in 2002, the review of the Company's tender offer of restricted stock units, and audits of consolidated subsidiaries.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render any professional services or receive any fees in connection with financial information systems design and implementation for the year ended December 31, 2002.

ALL OTHER FEES

     Ernst & Young LLP received a total of $23,500 from the Company in connection with its review of Company tax returns for the years ended December 31, 2000 and December 31, 2001. The audit committee of the board of directors believes these additional services were compatible with maintaining the independence of Ernst & Young LLP.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as independent auditors of the Company. Unless otherwise instructed, properly executed proxies which are returned in a timely manner will be voted in favor of the ratification of Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

ITEM 3.  STOCKHOLDER PROPOSAL

     GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580-1434, the owner of 656,000 shares of Common Stock (based on Amendment No. 5 to Schedule 13D filed by GAMCO Investors, Inc. on May 16, 2002), has given notice that it intends to present the following proposal at the annual meeting. The proposed resolution and supporting statement, for which the board of directors accepts no responsibility, are set forth below.

PROPOSED RESOLUTION

     That the stockholders of BKF Capital Group, Inc. (the "Company") hereby request that the board of directors redeem the Common Share Purchase Rights issued pursuant to the Rights Agreement, dated June 8, 2001, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the stockholders held as soon as practical.

SUPPORTING STATEMENT OF STOCKHOLDER

     On May 29, 2001, the board of directors declared a dividend of one Common Share Purchase Right pursuant to a Rights Agreement dated as of June 8, 2001. Generally, the shareholders may exercise the Rights only when a person or group acquires, or through an exchange or tender offer attempts to acquire, a beneficial interest in 10% or more of the common stock of a Company. Shareholders -- other than the person or group attempting to acquire 10% -- may then exercise the Rights and receive stock at a fraction of its fair market value. The Agreement permitted certain shareholders, including GAMCO and affiliates, to retain existing shareholdings that exceeded 10%. The Company may redeem the Rights for $.01 per Right. These Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Issuing the Rights allows the Company to increase vastly the cost to a potential bidder of effecting any merger or tender offer unless the Board of Directors favors the bid. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of shareholders. We believe the Board should allow its shareholders to decide for themselves what represents a fair price for their holdings. Also, as we noted last year, a holding company for an investment manager subject to the federal securities laws has change of control protections arising under the securities laws.

     The power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. Should this proposal prevail, the Board, in an effort to improve shareholder value, should itself redeem the Rights or put the decision whether to continue using a poison pill to a vote of the shareholders at a special meeting to be held as soon as practical.

     An identical proposal last year received support from 65.84% of the votes cast, yet the Company refused to act stating: "The board of directors recognizes the stockholder vote in favor of proposal 3 and continues to believe that the Plan supports the objectives of preserving and maximizing the Company's value for all stockholders." When almost two thirds of the shares voting and over 75% of the shares excluding those owned by management disagree, we believe the Board should weigh more carefully exactly whose interests retaining the poison pill protects and why the shareholders so plainly disagree.

  WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL

     The board of directors of the Company recommends that you vote AGAINST the stockholder's proposal for the following reasons:

     On May 29, 2001, the Company's board of directors adopted a Share Purchase Rights Plan (the "Plan"). The Plan was adopted by the board of directors in order to assure that all of BKF Capital Group's stockholders receive fair and equal treatment in any proposed takeover of the Company. The Plan seeks to guard against abusive tactics such as "creeping acquisitions" through open market purchases and "partial or two-tier tender offers" that fail to treat all stockholders equally.

     The Plan was not adopted to prevent a takeover. Rather, the Plan is meant to encourage anyone seeking to acquire the Company to negotiate with the board of directors prior to attempting a takeover. The Plan is intended to give the board of directors a greater period of time to evaluate the adequacy of an acquisition proposal and to negotiate the best result for BKF stockholders.

     Many companies have adopted similar rights plans. As of the end of 2002, over 2,175 U.S. companies, including 60.0% of the S & P 500 companies, have issued rights to protect their stockholders against abusive acquisition tactics. Contrary to the contention that rights plans inhibit the realization of shareholder value, research indicates that having a rights plan accomplishes the goal of maximizing shareholder value. A 1997 study published by Georgeson & Company determined that companies with shareholder rights plans received an additional $13 billion in takeover premiums from 1992 to 1996. The Georgeson study also found that (1) premiums paid for target companies with rights plans were on average 8% higher than premiums paid for target companies without rights plans, (2) the presence of a rights plan increased neither the likelihood of withdrawal of a friendly takeover bid nor the defeat of a hostile one, and (3) rights plans did not reduce the likelihood that a company would become a takeover target.

     In addition, the Plan, by encouraging potential acquirors to negotiate with the board of directors rather than engaging in potentially disruptive and coercive takeover tactics, is intended to provide the Company's employees and clients with a more stable environment and thus to enhance their relationships with the Company. The board of directors believes that instilling a sense of confidence in the Company's future stability is a crucial element in retaining both clients and employees -- the two groups that form the foundation of a service business such as BKF. In establishing relationships with the Company, clients and employees are making significant, and hopefully long term, commitments to BKF. In this context, a confident and stable atmosphere is a very valuable Company asset.

     As we noted last year, federal law governing investment advisers does not necessarily discourage abusive takeover tactics or encourage negotiations with the board of directors. Such laws explicitly offer protection to clients, not shareholders. These laws give clients the right to terminate their relationship with the Company in the event of a change in control. The board of directors does not believe this limited termination right serves as an adequate substitute for the stockholder protections provided by the Plan.

     In summary, we believe that the proposal seeks to take away from the board of directors a valuable mechanism for protecting the stockholders against abusive takeover tactics, maximizing stockholder value and promoting stability for employees and clients. The same proponent made a similar proposal at last year's annual meeting, and the board of directors has again carefully reviewed the issues raised in the proposal in the exercise of its powers as the board of the Company. For the reasons described above, the board of directors continues to believe that its current Plan is in the best interests of the Company and its stockholders. The overriding objectives of the board of directors remain the preservation and maximization of the Company's value for all stockholders. The board of directors believes that the Plan supports those objectives.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary for the approval of this proposal. Approval would not, however, require that the requested action be taken, since the proposal is precatory.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not intend to bring any other matters before the Annual Meeting and is not aware of any proposals to be presented to the Annual Meeting by others. If any other matter comes before the Annual Meeting, however, the persons named in the proxy solicited by the board of directors will vote thereon in accordance with their judgment.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth the beneficial ownership as of March 31, 2003 of
(1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock, (2) each director and nominee for director of the Company, (3) each executive officer of the Company whose name appears on the summary compensation table below (the "Named Executive Officers") and (4) all directors and executive officers of the Company as a group. Each person had sole or shared voting or dispositive powers with respect to such shares.

                                                               NUMBER     PERCENT
NAME OF BENEFICIAL OWNER                                      OF SHARES   OF CLASS
------------------------                                      ---------   --------
Mario J. Gabelli............................................   656,000(1)    9.9
Marc J. Gabelli
  One Corporate Center
  Rye, NY 10580
John A. Levin...............................................   611,660(2)    9.2
  c/o BKF Capital Group, Inc.
  One Rockefeller Plaza
  New York, New York 10020
Abrams Capital LLC..........................................   488,800(3)    7.4
David C. Abrams
  222 Berkeley Street, 22nd Floor
  Boston, MA 02116

                                                               NUMBER     PERCENT
NAME OF BENEFICIAL OWNER                                      OF SHARES   OF CLASS
------------------------                                      ---------   --------
Newberg Family Trust........................................   401,500(4)    6.0
  1601 Wilshire Boulevard
  Los Angeles, CA 90025
Third Avenue Management LLC.................................   398,265(5)    6.0
  622 Third Avenue, 32nd Floor
  New York, NY 10017
Warren E. Buffett...........................................   340,335(6)    5.1
  1440 Kiewit Plaza
  Omaha, NE 68131
Anson M. Beard, Jr..........................................         0         *
Barton M. Biggs.............................................         0         *
J. Barton Goodwin...........................................    56,076(7)
David D. Grumhaus...........................................    11,991(8)      *
Burton G. Malkiel...........................................         0         *
Peter J. Solomon............................................     1,000         *
Dean J. Takahashi...........................................       182         *
James S. Tisch..............................................     2,000         *
Gregory T. Rogers...........................................    65,049(9)      *
Glenn A. Aigen..............................................    11,424(10)      *
Norris Nissim...............................................         0         *
Directors and executive officers as a group (12 persons)....   761,182      11.5

---------------

  *  Less than 1%

 (1) The information set forth with respect to Mario J. Gabelli and Marc J. Gabelli is based solely on Amendment No. 5 to Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on May 16, 2002 by Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either acts as chief investment officer. Mario J. Gabelli and Marc J. Gabelli disclaim beneficial ownership of any of the common stock included on the Schedule 13D.

 (2) Includes 31,720 shares of common stock held by family members or family related entities and 34,570 shares relating to options which have vested or will vest within 60 days of March 31, 2003.

 (3) The information set forth with respect to David C. Abrams is based solely on Schedule 13G filed with the SEC on January 17, 2003.

 (4) The information set forth with respect to Newberg Family Trust is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 7, 2003.

 (5) The information set forth with respect to Third Avenue Management LLC is based solely on Schedule 13G filed with the SEC on March 10, 2003.

 (6) The information set forth with respect to Warren E. Buffett is based solely on the Schedule 13G filed with the SEC on February 14, 2000.

 (7) Includes 56,076 shares of common stock owned by immediate family members or family trusts.

 (8) Includes 10,759 shares of common stock held by family members or family related entities.

 (9) Includes 65,049 shares of common stock relating to options which have vested or will vest within 60 days of March 31, 2003.

(10) Includes 11,424 shares of common stock relating to options which have vested or will vest within 60 days of March 31, 2003.

     The number of shares listed in the above table does not include any shares underlying the restricted stock units granted to Messrs. Beard, Goodwin, Grumhaus, Malkiel, Solomon, Takahashi and Tisch. Each of these directors has received 3,500 restricted stock units, but the shares underlying these restricted stock units are not deliverable, either by the terms of the awards regarding vesting and delivery or because of a deferral election by the directors, within 60 days of March 31, 2003. See "Compensation -- Directors' Compensation" for a description of these grants.

     The number of shares listed in the above table also do not include any shares underlying 262,642 restricted stock units granted to Mr. Levin. The shares underlying these restricted stock units are not deliverable, either by the terms of the awards regarding vesting and delivery or because of a deferral election by Mr. Levin, within 60 days of March 31, 2003. See
"Compensation -- Executive Officer Compensation" for a description of these grants.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and executive officer of the Company and each beneficial owner of 10% or more of the Company's common stock is required to report his or her transactions in shares of Company common stock to the SEC within a specified period following a transaction. Based on our review of filings with the SEC and written representations furnished to us, during 2002 the directors, executive officers and 10% beneficial owners filed all such reports within the specified time period.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are:

NAME, AGE, AND PRINCIPAL OCCUPATION
DURING LAST FIVE YEARS                                    OFFICE(A)          YEAR FIRST ELECTED
-----------------------------------                -----------------------   -------------------
John A. Levin -- age 64                            Chairman, Chief           2000 (as Chairman)
  Chairman since February 2000, Chief              Executive Officer and     1996 (as CEO and
  Executive Officer and President of the           President                 President)
  Company and Chairman and Chief Executive
  Officer of Levin Management Co., Inc. and John
  A. Levin & Co., Inc. since June 1996; prior
  thereto, President and Securities
  Analyst/Portfolio Manager of the predecessor to
  John A. Levin & Co., Inc.
Gregory T. Rogers -- age 37                        Executive Vice            2000
  Executive Vice President and Chief Operating     President and Chief
  Officer of the Company, Levin Management         Operating Officer
  Co., Inc. and John A. Levin & Co., Inc. since
  February 2000; prior thereto, Managing Director
  of BARRA Strategic Consulting since 1994.
Glenn A. Aigen -- age 40                           Senior Vice President,    2000
  Senior Vice President, Chief Financial Officer   Chief Financial Officer
  and Treasurer of the Company, Levin              and Treasurer
  Management Co., Inc. and John A. Levin &
  Co., Inc. since February 2000; Vice President,
  Chief Financial Officer and Director of
  Operations of Levin Management Co., Inc. and
  John A. Levin & Co., Inc. from June 1996 to
  February 2000; prior thereto, Director of
  Operations of the predecessor to John A
  Levin & Co., Inc. since 1993.

NAME, AGE, AND PRINCIPAL OCCUPATION
DURING LAST FIVE YEARS                                    OFFICE(A)          YEAR FIRST ELECTED
-----------------------------------                -----------------------   -------------------
Norris Nissim -- age 36                            Vice President, General   2000
  Vice President, General Counsel and              Counsel and Secretary
  Secretary of the Company and Vice President and
  General Counsel of Levin Management Co., Inc.
  and John A. Levin & Co., Inc. since February
  2000;Director of Legal Affairs of Levin
  Management Co., Inc. and John A Levin & Co.,
  Inc. from August 1996 to February 2000.

---------------

(a) Each executive officer of the Company generally holds office until the first meeting of the board of directors after the annual meeting of stockholders and until his or her successor is elected and qualified.

                                  COMPENSATION

DIRECTORS' COMPENSATION

     Company employees who serve as directors of the Company receive no compensation for such services. Non-employee directors currently receive an annual grant of 1,500 restricted stock units, which vest over the course of the year. In addition to the restricted stock units, non-employee directors receive $500 for each meeting of a committee of the board that they attend in person or by telephone and $5,000 per year for serving as the chairman of any committee of the Board. The Company also reimburses directors for their out-of-pocket expenses incurred in connection with such meetings.

     Historically, the Company paid non-employee directors an annual retainer of $20,000, payable in quarterly installments. Non-employee directors received $1,500 for each board meeting and $500 for each meeting of a committee of the board that they attend in person or by telephone and $5,000 per year for serving as the chairman of any committee of the Board. The Company also reimbursed directors for their out-of-pocket expenses incurred in connection with such meetings. On March 28, 2001, each non-employee director received 1,000 restricted stock units in lieu of $20,800 of future cash compensation that would be earned pursuant to the fee schedule described above (including for attendance at the March 28, 2001 meeting of the board of directors). On October 1, 2001, each non-employee director received an additional 1,000 restricted stock units in lieu of $27,300 future cash compensation that would be earned pursuant to the fee schedule described above (such future cash compensation to be determined from the period as of which the full value of the March 28, 2001 grants would have been earned). To the extent a non-employee director's restricted stock units were insufficient to equal the compensation to which such director would have been entitled through December 31, 2002, pursuant to the fee schedule described above, such non-employee director received cash compensation.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth compensation for the years ended December 31, 2002, December 31, 2001 and December 31, 2000 received by the Company's Chief Executive Officer, and the Company's three other executive officers serving at the end of fiscal year 2002. These four officers are referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                        ANNUAL COMPENSATION                 COMPENSATION AWARDS
                              ---------------------------------------   ---------------------------
                                                                        RESTRICTED     SECURITIES
NAME AND PRINCIPAL                                     OTHER ANNUAL       STOCK        UNDERLYING        ALL OTHER
POSITION               YEAR   SALARY($)   BONUS($)    COMPENSATION(1)    AWARD($)     OPTIONS(2)(#)   COMPENSATION($)
------------------     ----   ---------   ---------   ---------------   ----------    -------------   ---------------
John A. Levin........  2002    886,819    1,726,981         --          2,644,204(3)         --           12,000(11)
  Chairman, Chief      2001    864,472    3,987,621         --                 --        45,000           10,500(11)
  Executive Officer
    and President      2000    837,624    1,956,962         --          1,499,673(4)         --           10,500(11)
Gregory T. Rogers....  2002    417,519      783,383         --            679,719(5)         --           11,000(11)
  Executive Vice
    President and      2001    406,991    1,303,900         --                 --        20,000           10,500(11)
  Chief Operating
    Officer            2000    375,883      785,500         --          1,366,008(6)         --           10,500(11)
Glenn A. Aigen.......  2002    240,074      821,882         --            426,899(7)         --           11,000(11)
  Senior Vice
    President          2001    234,025    1,259,580         --                 --        15,000           10,500(11)
  and Chief Financial
    Officer            2000    192,800      807,200         --          1,366,008(8)     24,393           10,500(11)
Norris Nissim........  2002    230,290      169,000         --             79,575(9)         --           11,000(11)
  Vice President       2001    224,489      214,500         --                 --         7,300           10,500(11)
  and General Counsel  2000    217,519      124,500         --            105,000(10)        --           10,500(11)

---------------

 (1) With respect to each of the Named Executive Officers, perquisites and other benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus.

 (2) All option grants were made under the Company's 1998 Incentive Compensation Plan.

 (3) Represents grant date value of 161,725 RSUs granted on March 12, 2003 with respect to 2002 bonus compensation. With respect to 71,320 of these RSUs, one third will vest on each of December 31, 2003, December 31, 2004 and December 31, 2005, but the delivery of the shares of common stock underlying the RSUs will not occur until December 31, 2005, and delivery can be deferred by the Named Executive Officer. With respect to the other 90,405 RSUs, such RSUs will vest on December 3, 2005, but the delivery of shares of common stock underlying the RSUs may be deferred by the Named Executive Officer.

     As of December 31, 2002, Mr. Levin held an additional 85,917 RSUs with an aggregate value of $1,516,435.

 (4) Represents the grant date value of 71,413 restricted stock units ("RSUs") granted on January 12, 2001 with respect to 2000 bonus compensation. The shares underlying such RSUs may not be delivered prior to January 12, 2004.

 (5) Represents grant date value of 41,573 RSUs granted on March 12, 2003 with respect to 2002 bonus compensation. With respect to 13,240 of these RSUs, one third will vest on each of December 31, 2003, December 31, 2004 and December 31, 2005, but the delivery of the shares of common stock underlying the RSUs will not occur until December 31, 2005, and delivery can be deferred by the Named Executive Officer. With respect to the other 28,333 RSUs, such RSUs will vest on December 3, 2005, but the delivery of shares of common stock underlying the RSUs may be deferred by the Named Executive Officer.

     In addition, as of December 31, 2002, Mr. Rogers held 65,048 RSUs with an aggregate value of $1,148,097.

 (6) Represents the grant date value of 65,048 RSUs granted on January 12, 2001 with respect to 2000 bonus compensation. The shares underlying such RSUs may not be delivered prior to January 12, 2004.

 (7) Represents grant date value of 26,110 RSUs granted on March 12, 2003 with respect to 2002 bonus compensation. With respect to 6,110 of these RSUs, one third will vest on each of December 31, 2003, December 31, 2004 and December 31, 2005, but the delivery of the shares of common stock underlying the RSUs will not occur until December 31, 2005, and delivery can be deferred by the Named Executive Officer. With respect to the other 20,000 RSUs, such RSUs will vest on December 3, 2005, but the delivery of shares of common stock underlying the RSUs may be deferred by the Named Executive Officer.

     As of December 31, 2002, Mr. Aigen held an additional 66,430 RSUs with an aggregate value of $1,172,490.

 (8) Represents the grant date value of 65,048 RSUs granted on January 12, 2001 with respect to 2000 bonus compensation. The shares underlying such RSUs may not be delivered prior to January 12, 2004.

 (9) Represents grant date value of 4,867 RSUs granted on March 12, 2003 with respect to 2002 bonus compensation. The RSUs will vest on December 3, 2005, but the delivery of shares of common stock underlying the RSUs may be deferred by the Named Executive Officer.

     As of December 31, 2002, Mr. Nissim held an additional 5,000 RSUs with an aggregate value of $88,250.

(10) Represents the grant date value of 5,000 RSU's granted on January 12, 2001 with respect to 2000 bonus compensation. The shares underlying such RSU's may not be delivered prior to January 12, 2004.

(11) Represents amounts contributed to the Company's 401(k) plan by the Company.

OPTION GRANTS IN 2002

     The Company did not grant any options in 2002 to any Named Executive Officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options to purchase the Company's common stock during 2002 by the Named Executive Officers and the value of unexercised in-the-money options to purchase shares of the Company's common stock granted to the Named Executive officers outstanding as of December 31, 2002.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                         SHARES                      OPTIONS AT FISCAL         MONEY OPTIONS AT FISCAL
                       ACQUIRED ON     VALUE         YEAR-END 2002(#)            YEAR-END 2002($)(1)
NAME                    EXERCISE    REALIZED($)  EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                   -----------  -----------  -------------------------   ----------------------------
John A. Levin........       0            0             49,570/30,000                     159,670/0
Gregory T. Rogers....       0            0             71,715/13,334                     300,445/0
Glenn A. Aigen.......       0            0             16,424/18,131                 29,642/14,432
Norris Nissim........       0            0               2,433/4,867                           0/0

---------------

(1) On December 31, 2002, the closing price of the Company's common stock on the New York Stock Exchange was $17.65 per share.

(2) On January 10, 2003, in connection with a tender offer made by the Company, the Named Executive Officers tendered to the Company, for cancellation, certain options to purchase common stock in exchange for restricted stock units. The number of options tendered were as follows: Mr. Levin -- 45, 000 (15,000 of which had vested), Mr. Rogers -- 20,000 (6,666 of which had vested), Mr. Aigen -- 15,000 (5,000 of which had vested) and Mr.
    Nissim -- 7,3000 (2,433 of which had vested). The following number of restricted stock units were received in exchange for the tendered options:
    Mr. Levin -- 15,000, Mr. Rogers -- 6,667, Mr. Aigen -- 5,000 and Mr.
    Nissim -- 2,433.

    The restricted stock units issued to Messrs. Levin, Rogers, Aigen and Nissim will vest in two annual installments with 50% vesting December 31, 2003 and 50% vesting on December 31, 2004, but the shares of common stock underlying the restricted stock units may not be delivered prior to December 31, 2004, and such delivery may be deferred by the Named Executive Officer.

EMPLOYMENT CONTRACTS

     None of the Named Executive Officers are subject to an employment contract.

TARGET BENEFIT PENSION PLANS

     The Company maintains a target benefit pension plan. Prior to January 1, 2000, contributions were made by the Company on behalf of all employees who had reached the age of 20.5 and had completed nine months of service to the Company. The plan has been frozen and no contributions have been made since December 31, 1999. The amount of the contribution made by the Company was based on the employee's age and compensation, and the amount of the retirement benefit depends on the amount contributed on behalf of the employee and the performance of those assets, whose investment may be directed by the employee among the investment options in the plan. In December 2002, the Company received the letter of determination from the Internal Revenue Service to liquidate the plan. The assets of the plan were distributed in February 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Anson M. Beard, Jr., David D. Grumhaus and Burton G. Malkiel served as members of the compensation committee during 2002. None of these persons were ever officers or employees of the Company. During 2002, none of the Company's executive officers served on the board of directors or the compensation committee of any entity which had an executive officer who served on the Company's board of directors or compensation committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors makes decisions on compensation of the Company's executives. Each member of the compensation committee is a non-employee director. The compensation committee establishes the compensation of John A. Levin, Chief Executive Officer, based on its evaluation of Mr. Levin's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Levin. The full board of directors reviews all decisions by the compensation committee relating to the compensation of all the Company's officers.

     The Company's executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of stockholders. To implement that philosophy, the Company offers each of its executives a combination of base salary and annual cash bonuses. Through this compensation structure, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements.

     The compensation committee administers the Company's 1998 Incentive Compensation Plan, as amended, pursuant to which the Company may pay its employees, based on performance, in cash or in Company stock (including stock options and restricted stock units).

BASE SALARY

     Base salaries reflect individual positions, responsibilities, experience, and potential contribution to the success of the Company. Actual salaries vary according to the compensation committee's subjective assessment of a number of factors in its review of base salaries of Company executives. The Company conducts annual reviews to ensure that base salaries are competitive, that they reflect the specific responsibilities of individual executives and that they appropriately reward individual executives for their contributions to the Company's performance.

BONUSES

     At the compensation committee's sole discretion, the Company may pay each executive officer a cash bonus based on the compensation committee's assessment of the executive officer's individual performance and the performance of the Company or business unit. In its evaluation of the performance of the officer and the determination of incentive bonuses, the compensation committee does not assign quantitative relative weights to different factors or follow mathematical formulas. Rather, the compensation committee makes its determination in each case after considering the factors it deems relevant at the time.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 2002, Mr. Levin received a base salary of $886,819. His annual bonus was determined by the compensation committee of the board of directors in accordance with the guidelines established by it for the executive officers of the firm. These guidelines took into consideration the overall profitability of the firm, and in the case of Mr. Levin, the profitability of pooled investment vehicles which earned performance-based fees and with respect to which he acted as the portfolio manager.

LIMITS ON DEDUCTIBILITY OF COMPENSATION

     For corporate income tax purposes, the Company may not deduct executive compensation in excess of $1 million, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, the Company will pay executive compensation in a manner that satisfies the requirements of the Code to permit the Company to deduct the compensation.

COMPENSATION COMMITTEE MEMBERS
Anson M. Beard, Jr. (Chairman)
David D. Grumhaus
Burton G. Malkiel

                             AUDIT COMMITTEE REPORT

     The board of directors has adopted a charter for the audit committee. Pursuant to this charter, the audit committee makes recommendations regarding the selection of independent auditors and meets with representatives of the Company's independent auditors to determine the scope, and review the results, of each audit.

     In March 2003, the audit committee met with members of the Ernst & Young LLP engagement team to review the results of the 2002 audit. The audit committee also discussed the audited financial statements and the results of the audit with the Company's management.

     The audit committee discussed the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, with Ernst & Young LLP. Further, the Committee has received the written statements required by Independence Standards Board Standard No. 1. Standard No. 1 requires auditors to communicate, in writing, at least annually all relationships between the auditor and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The audit committee has received this written disclosure and has discussed with Ernst & Young LLP its independence and considered the compatibility of nonaudit services with the auditor's independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

AUDIT COMMITTEE MEMBERS
David D. Grumhaus (Chairman)
Burton G. Malkiel
J. Barton Goodwin

                     EQUITY PARTICIPATION PLAN INFORMATION

     The following table gives information about the Company's 1998 Incentive Compensation Plan as of December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                      (C)
                                      (A)                                               NUMBER OF SECURITIES AVAILABLE
                           NUMBER OF SECURITIES TO BE                (B)                   FOR FUTURE ISSUANCE UNDER
                            ISSUED UPON EXERCISE OF           WEIGHTED AVERAGE             EQUITY COMPENSATION PLANS
                              OUTSTANDING OPTIONS,      EXERCISE PRICE OF OUTSTANDING   (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                 WARRANTS AND RIGHTS       OPTIONS, WARRANTS AND RIGHTS            IN COLUMN (A))
-------------              --------------------------   -----------------------------   -------------------------------
Equity compensation plans
  approved by security
  holders................           589,996(1)                     $21.95                           524,237
Equity compensation plans
  not approved by
  security holders.......                 0                           N/A                                 0
Total....................           589,996                        $21.95                           524,237

---------------

(1) On January 10, 2003, employees tendered 333,308 options in exchange for 111,110 restricted stock units. As of December 31, 2002, there were restricted stock units outstanding relating to 1,346,547 shares of common stock.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     John A. Levin, the Company's Chairman, Chief Executive Officer and President, is the managing member of Island Drive Management, LLC, which serves as a general partner of Island Drive Partners, L.P. and participates in the performance-based incentive allocation made by the limited partners to the general partners. Levco GP, Inc., a wholly owned subsidiary of the Company, serves as the managing general partner of this partnership. Island Drive Management, LLC received an incentive allocation of $1,088,060 from Island Drive Partners, L.P., Island Drive Partners II, L.P. and Island Drive Long-Biased, L.P. in 2002. Mr. Levin received tax preparation services from the Company in 2002. Based on the cost to the Company of providing such services, Mr. Levin was billed $26,000 for such services in 2003.

     Jennifer Levin Carter, a daughter of Mr. John Levin, received $125,700 from the company for consulting services rendered in connection with the investment program of Island Drive Partners, L.P. and similarly managed portfolios, a portion of which was received through her participation in Island Drive Management, LLC.

     In 2002, John A. Levin & Co., Inc. received $55,283 in investment management fees in connection with accounts owned by Peter J. Solomon, a director of the Company, and trusts established for the benefit of members of Mr. Solomon's immediate family.

     In November 2001, the Company retained Peter J. Solomon Company, of which Mr. Solomon, a director of the Company, is the Chairman, to act as a financial advisor. In 2002, the Company paid Peter J. Solomon Company $107,658 for advisory services.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following chart shows the Company's annual total returns from December 31, 1996 through December 31, 2002. On August 19 1999, the Company's stockholders approved the Plan for Distribution of Assets of the Company, pursuant to which the Company distributed or liquidated substantially all of its assets, with the exception of Levin Management Co., Inc. and its subsidiaries, and changed the nature of the Company's business so that it no longer operated as a registered investment company. Currently, the Company's chief operating business is as an investment adviser. Because the chart that follows contains the

Company's returns from 1996 through 2002, the chart includes information about the Company during that period in which the Company was operating as a registered investment company and during the period after the August 19, 1999 stockholder meeting in which the Company distributed or liquidated substantially all of its assets except Levco. To reflect the changing nature of the Company's business, the chart sets forth a comparison of the Company's total return with the annual return of (i) all closed-end, domestic stock funds ("Closed-End Funds") reported by Morningstar, Inc.; (ii) the S&P Financial Index; and (iii) the S&P 500 Index. The chart is based on an investment of $100 on December 31, 1997, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock.

                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

LOGO

--------------------------------------------------------------------------------------
                       12/31/97   12/31/98   12/31/99   12/31/00   12/29/01   12/31/02
--------------------------------------------------------------------------------------
 BKF CAPITAL GROUP,
  INC.                   $100     $103.11    $138.34    $180.34    $283.60    $171.41
 CLOSED-END FUNDS         100      102.71     111.65     125.36     105.93     108.15
 S&P FINANCIAL INDEX      100      109.57     112.13     138.40     124.10     105.93
 S&P 500 INDEX            100      128.58     155.63     141.46     124.65      97.10

     Total returns assume that dividends and capital gain distributions are reinvested.

                PROXY SOLICITATION; QUORUM; VOTING; ADJOURNMENT

PROXY SOLICITATION

     If you properly sign your proxy and return it on time, your shares will be voted at the Annual Meeting in accordance with the directions you mark on your proxy card. If you properly sign and return your proxy, but don't mark any directions on it, your shares will be voted FOR the election of each of the nominated directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company, and AGAINST the stockholder proposal.

     You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Company, or by delivery of a later dated proxy. No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

     Stockholders of record at the close of business on April 9, 2003 are entitled to participate in the meeting and to cast one vote for each share held. The Company had 6,644,112 shares of common stock outstanding on the record date. There is no other class of stock outstanding. Stockholders are entitled to one vote per share for each matter eligible to be voted upon.

     Proxies will be solicited by mail. Directors, officers, and a small number of regular employees may solicit proxies, personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. In addition, the Company may engage ChaseMellon Shareholder Services LLC to render proxy solicitation services at a cost estimated at $7,000. The Company will inquire of any stockholder of record known to be a broker, dealer, bank, or other nominee as to whether other persons were the beneficial owners of shares held of record by such persons. If so, the Company will supply additional copies of solicitation materials for forwarding to beneficial owners and will make reimbursement for reasonable out-of-pocket costs. The Company will bear all costs of solicitation and related actions.

QUORUM

     ChaseMellon Shareholder Services, LLC, the Company's transfer agent, tabulates the proxies. Under Delaware law (under which the Company is organized) and the Company's bylaws, a majority of the shares outstanding on the record date, excluding shares held in the Company's treasury, must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as "present" for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares.

VOTING

     In the election of directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For the other proposals, you may vote FOR, AGAINST or ABSTAIN. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors.

  ELECTION OF DIRECTORS

     The affirmative vote of a plurality of the shares cast at the meeting is required for the election of directors. A properly executed proxy marked WITHHOLD AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  RATIFICATION OF APPOINTMENT OF AUDITORS

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required to ratify the appointment of Ernst & Young LLP as independent auditors. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

  STOCKHOLDER PROPOSAL

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required to approve the stockholder proposal. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal. Approval of this proposal will not require that the requested action be taken, since the proposal is precatory.

ADJOURNMENT

     Any decision to adjourn the meeting would be made by vote of the shares present at the meeting, in person or by proxy. Proxies would be voted in favor of adjournment if there were not enough shares present at the meeting to constitute a quorum. If sufficient shares were present to constitute a quorum, but insufficient votes had been cast in favor of an item to approve it, proxies would be voted in favor of adjournment only if the board determined that adjournment and additional solicitation was reasonable and in the best interest of shareholders, taking into account the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes, the nature of any further solicitation that might be made and the information provided to stockholders about the reasons for additional solicitation.

                           PROPOSALS OF STOCKHOLDERS

     Under the Company's bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the board of directors or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting; provided, however, that if the date of the annual meeting has been advanced by more than 30 days from the date of the prior years annual meeting, then such notice must be received by the Secretary of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting. These regulations are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have stockholder proposal included in the Company's proxy statement.

     Stockholders interested in submitting a proposal for inclusion in the proxy material for the annual meeting of stockholders in 2004 may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company's Secretary no later than December 17, 2003.

                             AVAILABLE INFORMATION

     STOCKHOLDERS OF THE COMPANY WILL RECEIVE WITH THIS PROXY STATEMENT A COPY OF THE COMPANY ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT BY WRITING TO THE COMPANY AT ONE ROCKEFELLER PLAZA, 19TH FLOOR, NEW YORK, NEW YORK 10020 OR BY CALLING (800) BKF-1891. SHAREHOLDERS MAY ALSO OBTAIN COPIES OF THE ANNUAL AND QUARTERLY REPORTS ON THE COMPANY'S WEB SITE AT WWW.BKFCAPITAL.COM.

                                          By Order of the Board of Directors

                                                   /s/ NORRIS NISSIM
                                          --------------------------------------
                                                      Norris Nissim
                                                        Secretary

New York, New York
April 16, 2003

                                 Please mark
                                 your votes
                                 as indicated
                                 in this example
                                       [X]

The Board of Directors recommends that you vote FOR proposals 1 and 2 and AGAINST proposal 3.

1. To elect three directors;

            FOR all nominees                               WITHHOLD
              listed below                                AUTHORITY
            (except as marked                      to vote for all nominees
            to the contrary)                             listed below
                   [ ]                                       [ ]

Nominees: 01 David D. Grumhaus 02 James S. Tisch 03 Barton M. Biggs

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



--------------------------------------------------------------------------------


                                                                  FOR         AGAINST       ABSTAIN

2.  To ratify the selection of Ernst & Young LLP                  [ ]           [ ]            [ ]
    as independent auditors for the Company;

                                                                  FOR         AGAINST       ABSTAIN

3.  To approve a stockholder  proposal  relating to               [ ]           [ ]            [ ]
    the Company's stockholder rights plan; and

4.  To transact such other business as may properly come before the meeting.

                             Check here if you plan to attend the meeting. [ ]

                                         Check here for address change.    [ ]

                                         Dated                          , 2003
                                              --------------------------

                                         ---------------------------------------
                                         Signature(s)





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

PROXY                                                                    PROXY

                             BKF CAPITAL GROUP, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

               For The Annual Meeting of Stockholders-May 21, 2003

J. Barton Goodwin, John A. Levin and Burton G. Malkiel, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of stockholders of BKF Capital Group, Inc. to be held at the Grand Hyatt
- New York Hotel, 109 East 42nd Street, New York, New York on Wednesday, May 21st at 8:30 a.m., local time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                           Please indicate change of address here and mark the box on the other side.

                           ---------------------------------------------------

                           ---------------------------------------------------

                           ---------------------------------------------------

All capitalized terms used in this proxy shall have the same meanings assigned to them in the Proxy Statement.

                  (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT.

             PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                    USING THE ENCLOSED POSTMARKED ENVELOPE.